Exhibit 11
                            THERMEDICS DETECTION INC.

                    Computation of Earnings (Loss) per Share


                                                    Three Months Ended
                                                --------------------------
                                                   June 28,       June 29,
                                                       1997           1996
   -----------------------------------------------------------------------
   Computation of Primary Earnings (Loss)
     per Share:

   Net Income (Loss) (a)                        $ 1,415,000    $(1,244,000)
                                                -----------    -----------
   Shares:
     Weighted average shares outstanding         13,354,792     10,300,000

     Add: Shares issuable from assumed exercise
          of options (as determined by the
          application of the treasury stock
          method)                                         -         42,026
                                                -----------    -----------
     Weighted average shares outstanding, as
       adjusted (b)                              13,354,792     10,342,026
                                                -----------    -----------
   Primary Earnings (Loss) per Share (a) / (b)  $       .11    $      (.12)
                                                ===========    ===========
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                                                                 Exhibit 11
                            THERMEDICS DETECTION INC.

                    Computation of Earnings (Loss) per Share


                                                     Six Months Ended
                                                --------------------------
                                                   June 28,       June 29,
                                                       1997           1996
   -----------------------------------------------------------------------
   Computation of Primary Earnings (Loss)
     per Share:

   Net Income (Loss) (a)                        $ 2,439,000    $(1,768,000)
                                                -----------    -----------
   Shares:
     Weighted average shares outstanding         12,165,359     10,166,484

     Add: Shares issuable from assumed exercise
          of options (as determined by the
          application of the treasury stock
          method)                                         -         53,957
                                                -----------    -----------
     Weighted average shares outstanding, as
       adjusted (b)                              12,165,359     10,220,441
                                                -----------    -----------
   Primary Earnings (Loss) per Share (a) / (b)  $       .20    $      (.17)
                                                ===========    ===========